Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-171350 and 333-197216) and on Form S‑3 (No. 333-188696) of Sabra Health Care REIT, Inc. of our report dated February 19, 2015 relating to the consolidated financial statements, financial statement schedules, and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
Irvine, California
February 19, 2015